Exhibit 10.2

                          MANAGEMENT SERVICES AGREEMENT

      This MANAGEMENT SERVICES AGREEMENT, is dated as of May 29, 2007 (this "Agreement"), among Claire's Stores, Inc., a Florida corporation ("Claire's"), Bauble Holdings Corp., a Delaware corporation ("Holdings", and together with Claire's, the "Companies"), and Apollo Management VI, L.P., a Delaware limited partnership (together with its affiliates, "Apollo") and Tri-Artisan Capital Partners, LLC, a Delaware limited liability company ("TACP", and together with Apollo, the "Managers") and TACP Investments - Claire's LLC, a Delaware limited liability company ("TACPI").

      WHEREAS, Holding has on the date hereof consummated the acquisition of Claire's (the "Acquisition") pursuant to that certain Agreement and Plan of Merger, dated as of March 20, 2007 (the "Merger Agreement") among Claire's, Holdings and Bauble Acquisition Sub, Inc., a Florida corporation;

      WHEREAS, the Companies have obtained and desire to continue to obtain from the Managers, and the Managers have provided and desire to continue to provide to the Companies, certain investment banking, management, consulting and financial planning services on an ongoing basis and certain financial advisory and investment banking services in connection with major financial transactions that may be undertaken by the Companies or their subsidiaries from time to time in the future; and

      WHEREAS, this Agreement has been approved by the each of the Companies' board of directors.

      NOW, THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

1.    Retention of Services

      1.1 General Services. Subject to the terms and conditions hereof, each of the Managers hereby agrees, at the Companies' request, to provide investment banking, management, consulting and financial planning services to the Companies on an ongoing basis in connection with the operation and growth of the Companies and their subsidiaries in the ordinary course of their businesses during the term of this Agreement (the "General Services"). The scope of the General Services to be provided by each Manager shall be such as reasonably requested by the Companies and agreed to by such Manager from time to time.

      1.2 Major Transaction Services. Subject to the terms and conditions hereof, Apollo hereby agrees, at the Companies' request, to provide financial advisory and investment banking services to the Companies in connection with major financial transactions that may be undertaken by the Companies or their subsidiaries from time to time in the future (the "Major Transaction Services"). The scope of the Major Transaction Services shall be such as reasonably requested by the Companies and agreed to by Apollo from time to time.


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2.    Compensation.

      2.1 General Services Fee.

            (a) In consideration of the General Services, the Companies shall pay the Managers, in the aggregate, a $3,000,000 annual fee payable in cash equal accordance with the following: (a) to Apollo, $2,615,449 (the "Apollo Annual Fee"); and (b) to TACP, $384,551(the "TACP Annual Fee", and together with the Apollo Annual Fee, the "Annual Fee"). The Annual Fee shall be payable by the Companies in equal monthly installments in advance, on the first business day of each month commencing on the first such day following the date hereof, without regard to the amount of services actually performed by any Manager.

            (b) Notwithstanding the foregoing, in the event that TACPI ceases to own at least 50% of the number of shares of Holdings common stock acquired by TACPI on the date hereof, then the Companies shall have no obligation to pay to TACP, and TACP shall have no right to receive, the TACP Annual Fee and the Apollo Annual Fee shall be increased by $384,551. For the purposes of the preceding sentence, TACPI shall be deemed to own (i) so long as TACPI owns membership interests in Apollo Claire's Investors B LLC, a Delaware limited liability company ("Claire's Investors B"), any shares of Holdings common stock owned by Claire's Investors B and (ii) any shares of Holdings common stock that have, in accordance with the terms and limitations set forth in that certain Stockholders Agreement, dated as of May 29, 2007 among Holdings and certain of its shareholders, been distributed to any person that holds a direct ownership interest in the TACPI on the date hereof.

            (c) TACPI acknowledges that the right to receive the TACP Annual Fee in accordance with this Section 2.1 represents TACPI's sole right to receive any portion of the Annual Fee pursuant to Section 2 of that certain letter agreement dated May 16, 2007 between TACPI and Apollo Claire's Investors B.

      2.2 Major Transaction Services Fee. In consideration of any Major Transaction Services provided by Apollo from time to time, the Companies shall pay Apollo normal and customary fees for services of like kind as agreed by Apollo and the Companies, taking into consideration all relevant factors, including but not limited to, the complexity of the subject transaction, the time devoted to providing such services and the value of Apollo's financial advisory and/or investment banking expertise and relationships within the business and financial community.

      2.3 Transaction Fee. In connection with the services provided to the Companies in connection with the Acquisition and the transactions contemplated by, and pursuant to the terms of, the Merger Agreement, the Companies agree to pay to Apollo a transaction fee in the aggregate amount of $20,000,000 (the "Transaction Fee"), plus reimbursement to Apollo of out of pocket expenses incurred by Apollo in connection with the services provided in connection with the Acquisition and the transactions contemplated by, and pursuant to the terms of, the Merger Agreement. The transaction fee and all out of pocket expenses to be paid pursuant to this Section 2.3 shall be earned


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upon the Closing (as such term is defined in the Merger Agreement) and shall be payable in cash on the date of the Closing.

      2.4 Expenses. In addition to the fees to be paid to the Managers under Sections 2.1, 2.2 and 2.3 hereof, the Companies shall pay to, or on behalf of, the Managers, promptly as billed, an amount equal to all out-of-pocket expenses incurred by the Managers in connection with the services requested by the Companies to be provided by such Manager pursuant to the terms of this Agreement. Such expenses shall include, among other things, fees and disbursements of counsel, travel expenses, word processing charges, messenger and duplicating services, telephone and facsimile expenses and other customary expenditures.

3.    Term.

      3.1 Termination. This Agreement shall terminate on the tenth anniversary of this Agreement; provided, that in connection with a Qualified Public Offering (as such term is defined in that certain Stockholders Agreement, dated as of the date hereof, among Holdings and certain of its stockholders), the Companies, shall, acting at the direction of a majority of the disinterested directors thereof, have the option of terminating this Agreement upon payment to each Manager then performing services of the net present value of any Annual Fees, calculated at a 10% discount rate, that would otherwise be payable to such Managers absent such termination for the remainder of the term.

      3.2 Survival of Certain Obligations. Notwithstanding any other provision hereof, the obligations of the Companies to pay amounts due with respect to periods prior to the termination hereof pursuant to Section 2 hereof and the provisions of Sections 4 and 5 hereof shall survive any termination of this Agreement.

4.    Decisions and Authority of Managers.

      4.1 Limitation on the Managers' Liability. The Companies reserve the right to make all decisions with regard to any matter upon which the Managers have rendered advice and consultation, and there shall be no liability of any Manager for any such advice accepted by the Companies pursuant to the provisions of this Agreement.

      4.2 Independent Contractor. Each Manager shall act solely as an independent contractor and shall have complete charge of its respective personnel engaged in the performance of the services under this Agreement. As an independent contractor, each Manager shall have authority only to act as an advisor to the Companies and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Companies or to obtain or incur any right, obligation or liability on behalf of the Companies. Nothing contained in this Agreement shall result in any Manager or any of its partners or members or any of their affiliates, investment managers, investment advisors or partners being a partner of or joint venturer with the Companies.


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5.    Indemnification.

      5.1 Indemnification/Reimbursement of Expenses. The Companies shall (i) indemnify each Manager and each of their respective partners and members and their respective affiliates, investment managers, investment advisors and their respective affiliates, and the partners, directors, officers, employees, agents and controlling persons of such Manager and its partners and its affiliates (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, directly or indirectly caused by, related to or arising out of the services or any other advice or services contemplated by this Agreement or the engagement of such Manager pursuant to, and the performance by such Manager of the services contemplated by, this Agreement, and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable and documented attorneys' fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Companies and whether or not resulting in any liability.

      5.2 Limited Liability. The Companies shall not be liable under the indemnification contained in Section 5.1 hereof with respect to any Manager and its Indemnified Parties to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Manager's willful misconduct or gross negligence. The Companies further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Companies, holders of their securities or their creditors related to or arising out of the engagement of the Managers pursuant to, or the performance by any Manager of the services contemplated by, this Agreement.

6.    Miscellaneous.

      6.1 Assignment. None of the parties hereto shall assign this Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent of Apollo; provided, however, that, without obtaining such consent, Apollo may assign this Agreement or its rights and obligations hereunder to (i) any of its partners or members or their affiliates or any person who controls Apollo; or (ii) any investment fund, investment account or investment entity whose investment manager, investment advisor or partner, or any principal or beneficial owner of any of the foregoing, is any person identified in clause (i) above. Subject to the foregoing, this Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

      6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts made and performed within the State of Delaware without regard to principles of conflict of laws.


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      6.3 Joint and Several Obligations. The obligations of the Companies under this Agreement are the joint and several obligations of Holdings and Claire's. The obligations of the Managers are several and not joint.

      6.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any such terms, provisions, covenants and restrictions which may be hereafter declared invalid, illegal, void or unenforceable.

      6.5 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all written or verbal representations, warranties, commitments and other understandings with respect to the subject matter of this Agreement prior to the date of this Agreement.

      6.6 Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals and to do all other things necessary to consummate the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

      6.7 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover reasonable and documented attorneys' fees in addition to any other available remedy.

      6.8 Headings. The headings in this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

      6.9 Amendment and Waiver. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

      6.10 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first written above.

                                         BAUBLE HOLDINGS CORP.

                                         By:   /s/ Lance Milken
                                               ---------------------------------
                                               Name:  Lance Milken
                                               Title: Secretary



                                         CLAIRE'S STORES, INC.

                                         By:   /s/ Rebecca Orand
                                               ---------------------------------
                                               Name:  Rebecca Orand
                                               Title: Senior Vice President &
                                                      Corporate General Counsel



                                         APOLLO MANAGEMENT VI, L.P.

                                         By:    AIF VI Management, LLC,
                                                its General Partner



                                         By:   /s/ Laurie Medley
                                               ---------------------------------
                                               Name:  Laurie Medley
                                               Title: Vice President



                 Signature Page to Management Services Agreement


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                                           TRI-ARTISAN CAPITAL PARTNERS, LLC

                                           By:   /s/ Rohit Manocha
                                                 -------------------------------
                                                 Name:  Rohit Manocha
                                                 Title: Managing Director



                                           TACP INVESTMENTS - CLAIRE'S LLC

                                           By:   /s/ Rohit Manocha
                                                 -------------------------------
                                                 Name:  Rohit Manocha
                                                 Title: Managing Director



                 Signature Page to Management Services Agreement